EXHIBIT 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a Director of Stage Stores, Inc., a Nevada corporation (the "Company"), hereby constitutes and appoints Michael Glazer and Edward Record and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Post-Effective Amendment No. 1 to the Company's Form S-8 Registration Statement No. 333-151566, which the Company filed on June 10, 2008 under the Securities Act of 1933, as amended (the "Registration Statement"), or such other form as such attorneys-in-fact, or either of them, may deem necessary or desirable, and all other post-effective amendments and supplements to the Registration Statement, for the registration of securities in connection with the addition of the Company's common stock as an investment option to the Stage Stores, Inc. Nonqualified Deferred Compensation Plan As Amended and Restated effective April 1, 2013, as may be amended from time to time, in such forms as they or either of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that the Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their substitute, might lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has signed this Power of Attorney as of May 17, 2013.
/s/ Alan J. Barocas	/s/ Lisa R. Kranc
Alan J. Barocas, Director	Lisa R. Kranc, Director

/s/ Diane M. Ellis	/s/ William J. Montgoris
Diane M. Ellis, Director	William J. Montgoris, Director

/s/ Michael L. Glazer	/s/ C. Clayton Reasor
Michael L. Glazer, Director	C. Clayton Reasor, Director

/s/ Gabrielle E. Greene	/s/ David Y. Schwartz
Gabrielle E. Greene, Director	David Y. Schwartz, Director

/s/ Earl J. Hesterberg	/s/ Ralph P. Scozzfava
Earl J. Hesterberg, Director	Ralph P. Scozzfava, Director